UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2017 (February 23, 2017)

Plains GP Holdings, L.P.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-36132	90-1005472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 646-4100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01          Entry into a Material Definitive Agreement.

On February 23, 2017, Plains GP Holdings, L.P. (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., as representative of the several underwriters named in Schedule I thereto (the “Underwriters”), relating to the issuance and sale by the Partnership, and purchase by the Underwriters, of 42,000,000 Class A shares representing limited partner interests in the Partnership (the “Class A Shares”).  The Partnership also granted the Underwriters a 30-day option to purchase up to 6,300,000 additional Class A Shares (the “Over-Allotment Option”). On February 24, 2017, the Underwriters exercised in full their Over-Allotment Option.

The offering of the Class A Shares closed on March 1, 2017. The Partnership received approximately $1.474 billion in net proceeds from the sale of the Class A Shares.

Pursuant to that certain Omnibus Agreement dated as of November 15, 2016 (the “Omnibus Agreement”), by and among the Partnership, PAA GP Holdings LLC, Plains AAP, L.P. (“AAP”), PAA GP LLC and Plains All American Pipeline, L.P. (“PAA”), the Partnership has agreed to use the net proceeds from any public or private offering and sale of Class A Shares, including the net proceeds of this offering, after deducting the sales agents’ commissions and offering expenses, to purchase from AAP a number of AAP Class A units equal to the number of Class A Shares sold in such offering at a price equal to the net proceeds from such offering. The Omnibus Agreement also provides that immediately following such purchase and sale, AAP will use the net proceeds it receives from such sale of AAP Class A units to the Partnership to purchase from PAA an equivalent number of common units of PAA.

PAA is expected to use the net proceeds it receives from the sale of such common units to AAP to repay outstanding borrowings under its senior unsecured revolving credit facility and for general partnership purposes, including acquisitions, joint venture investments and other expansion capital expenditures. Amounts repaid under PAA’s senior unsecured revolving credit facility may be reborrowed to fund its ongoing expansion capital program, future acquisitions and investments or for general partnership purposes.

The Shares are being offered and sold under the Partnership’s shelf registration statement on Form S-3 (Registration No. 333-216194) filed with the Securities and Exchange Commission on February 23, 2017 (the “Registration Statement”), and are described in a Prospectus Supplement dated February 23, 2017 to the Prospectus dated February 23, 2017, which is included in the Registration Statement.

The foregoing descriptions of the Underwriting Agreement and the Omnibus Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements. A copy of the Omnibus Agreement is filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K dated as of November 21, 2016 and is incorporated by reference herein.  A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 and is also incorporated by reference herein. Legal opinions relating to the Shares are filed herewith as Exhibits 5.1 and 8.1.

ITEM 9.01          Financial Statements and Exhibits

(d)         Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated February 23, 2017, by and between Plains GP Holdings, L.P. and Citigroup Global Markets Inc., as representative of the several underwriters named in Schedule I thereto.

5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the Shares.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS GP HOLDINGS, L.P.

By:	PAA GP Holdings LLC, its general partner

By:	/s/ Richard McGee
Name:	Richard McGee
Title:	Executive Vice President, General Counsel and Secretary

Date:                  March 1, 2017

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated February 23, 2017, by and between Plains GP Holdings, L.P. and Citigroup Global Markets Inc., as representative of the several underwriters named in Schedule I thereto.

5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the Shares.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.